Exhibit 10.2

June 30, 2017

Chris Raczkowski

Re:       Amendment of Employment Letter

Dear Chris:

This letter constitutes an amendment, effective immediately, to the employment letter between you and Synthesis Energy Systems, Inc. (the “Company”) dated December 16, 2016 (the “Employment Letter”). The terms under the “Conditions to Payment” section, subsection (i) is changed from “the six month anniversary of the Effective Date” to “the twelve month anniversary of the Effective Date”.

This letter does not affect any other terms of the Employment Letter. If you have any questions regarding this matter, please let me know.

SYNTHESIS ENERGY SYSTEMS, INC.

/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Acknowledged and Agreed on
June 30, 2017

/s/ Chris Raczkowski
Chris Raczkowski